Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-130765 and 333-92014 on Form S-3, Registration Statements Nos. 333-130764, 333-94769 and 333-110962 on Form S-8 and Registration Statement No. 333-94769 on Form S-8/A, of our report dated March 17, 2005, relating to the financial statements and financial statement schedule of Langer, Inc. for the year ended December 31, 2004 appearing in this Annual Report on Form 10-K of Langer, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Jericho, New York
March 28, 2007